EXHIBIT 23




                  Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statement of Patriot National Bancorp, Inc. on Form S-3 (No. 333-100981) of our report dated February 24, 2004, which appears in the Financial Report following page 31 of the Annual Report on Form 10-KSB of Patriot National Bancorp, Inc. for the year ended December 31, 2003.



                                 /s/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 25, 2004